Exhibit 10.17

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Address:_______________________________________

_______________________________________

_______________________________________

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time (the “Plan”), the Restricted Stock Unit Agreement (the “Agreement”) attached hereto and the ________ Long-Term Incentive Program attached hereto as Appendix A, as follows.  Unless otherwise provided herein, the capitalized terms in this Notice shall have the same meaning as those defined in the Plan or Appendix A hereto, as applicable.

Award Number _______________________________________

Date of Award _______________________________________

Vesting Commencement Date _______________________________________

Total Number of Restricted Stock
Units Awarded (the “Units”)_________________________________________

Vesting Schedule:

Subject to the Grantee’s continuing employment, except as set forth below, and other limitations set forth in this Notice, the Agreement and the Plan, the Units will vest as set forth in Appendix A only to the extent the established metrics on Appendix A are met for the Performance Periods noted on Appendix A, as will be determined by the Company no later than 60 days after the end of the Performance Periods (the “Determination Date”).

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company.  If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Vesting shall cease upon the date the Grantee terminates employment for any reason except as otherwise set forth in the Plan, except for Section 14.9 thereof, the Agreement or as determined by the Committee, in its sole discretion.  In the event the Grantee terminates employment for any reason, and the Units do not otherwise vest, then any unvested Units held by the Grantee immediately upon such termination of the Grantee’s employment shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

UDR, Inc.,

a Maryland corporation

By: ___________________________________

Title: ___________________________________

Date: ___________________________________

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S EMPLOYMENT OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

Award Number:  __________________

UDR, INC.

1999 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Issuance of Units.  UDR, Inc., a Maryland corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (this “Agreement”), the terms and provisions of the UDR, Inc. 1999 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference and the ______ Long-Term Incentive Program attached hereto as Appendix A.  Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.
3. Conversion of Units and Issuance of Shares.

(a) General.  Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting.  Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations.  Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share.  Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Grantee no later than fifteen (15) days after the Award vests.

(b) Delay of Conversion.  The conversion of the Units into the Shares under Section 3(a) above, may be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law.  If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law.  For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c) Delay of Issuance of Shares.  The Company shall delay the delivery of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of “Continuous Service” within the meaning of Code Section 409A will be delivered on the first business day following the expiration of such six (6) month period.

4. Right to Shares; Dividend Equivalents.  The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee.  However, on the settlement of Award in Shares, the Grantee shall receive an additional number of Shares reflecting the number of additional Shares implied by an assumed reinvestment since the Date of Award of all dividends that would have been payable on such number of Shares from the date of payment.

5. Taxes.

(a) Tax Liability.  The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award.  Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents.  The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes.  Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any social insurance, employment tax, payment on account or other tax-related obligation (the “Tax Withholding Obligation”), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding.  Unless the Grantee determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (ii) below, the Company shall withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation.  The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Check, Wire Transfer or Other Means.  At any time not less than five (5) business days (or such fewer number of business days as determined by the Committee) before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee.

Notwithstanding the foregoing, the Company or a Related Entity also may satisfy any Tax Withholding Obligation by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Grantee by the Company and/or a Related Entity.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

For purposes of this Award, “Related Entity” shall mean a Parent or Subsidiary.

6. Entire Agreement; Governing Law.  The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  These agreements are to be construed in accordance with and governed by the internal laws of the State of Maryland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties.  Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7. Construction.  The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Grantee or by the Company to the Committee.  The resolution of such question or dispute by the Committee shall be final and binding on all persons.

9. Venue and Jurisdiction.  The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11. Successors. The Notice and this Agreement shall be binding upon any successor of the Company in accordance with the terms of the Notice, this Agreement and the Plan.

12. Severability.   If any one or more of the provisions contained in the Notice or this Agreement is invalid, illegal or unenforceable, the other provisions of the Notice and this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

14. Amendment.   The Committee may amend, modify or terminate this Agreement without approval of the Grantee; provided, however, that such amendment, modification or termination shall not, without the Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

15. Amendment and Delay to Meet the Requirements of Section 409A.  The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable.  In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units.  The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT